UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2005

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey, 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey, 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

On September 13, 2005, the Board of Directors (the “Board of Directors”) of Mack-Cali Realty Corporation (the “General Partner”), the general partner of Mack-Cali Realty, L.P., acting on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, appointed Kenneth M. Duberstein to serve as a member of the Board of Directors. Mr. Duberstein will serve as a Class I director and fill the unexpired vacancy of the term of Martin D. Gruss, who resigned from the Board of Directors on June 30, 2005, which term shall expire at the 2007 annual meeting of stockholders.

Mr. Duberstein has served as Chairman and Chief Executive Officer of The Duberstein Group, an independent strategic planning and consulting company, since 1989. In addition, Mr. Duberstein has served as a member of the board of directors of The Boeing Company since 1997, and is also the chairman of its compensation committee and a member of its governance, organization and nominating committee. Mr. Duberstein has been a member of the board of directors of Collegiate Funding Services, Inc. since 2004, and is chairman of its audit committee and is a member of its compensation and nominating and governance committees. Mr. Duberstein has also served as a member of the board of directors of St. Paul Travelers Companies, Inc. since 1998, and is also a member of its compensation, governance and investment and capital markets committees. Mr. Duberstein has also been a director of ConocoPhillips since 2002 and a director of Federal National Mortgage Association (Fannie Mae) since 1998, and is a member of the Board of Governors of the NASD. Mr. Duberstein previously served as Chief of Staff to President Ronald Reagan from 1988 to 1989. He also served in the White House as Deputy Chief of Staff in 1987, as well as both the Assistant and the Deputy Assistant to the President for Legislative Affairs from 1981 to 1983. Mr. Duberstein earned an A.B. degree from Franklin and Marshall College and an M.A. degree from American University. The General Partner’s press release announcing Mr. Duberstein’s appointment to the Board of Directors is filed herewith as Exhibit 99.1.

Item 8.01	Other Events.

On September 13, 2005, the Board of Directors approved and adopted the amendment and restatement of the Mack-Cali Realty Corporation Corporate Governance Principles (the “Corporate Governance Principles”). The amendments to the Corporate Governance Principles were adopted in response to a stockholder proposal approved at the annual meeting of stockholders of the General Partner held on June 23, 2005 and provide generally for a majority vote standard for nominees who stand for election as directors of the General Partner. These amendments provide that if, in any uncontested election of directors of the General Partner, a director nominee has a greater number of votes “withheld” from his or her election than votes cast “for” his or her election, such director nominee shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee will recommend to the Board of Directors the action to be taken with respect to any such resignation tendered to the Nominating and Corporate Governance Committee for consideration. The Corporate Governance Principles, as amended and restated, are filed herewith as Exhibit 99.2. The General Partner’s press release announcing the amendment and restatement of the Corporate Governance Principles is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Mack-Cali Realty Corporation dated September 15, 2005.
99.2	Mack-Cali Realty Corporation Corporate Governance Principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: September 15, 2005	By:	/s/ ROGER W. THOMAS

Roger W. Thomas

Executive Vice President,

General Counsel and Secretary

MACK-CALI REALTY, L.P.

By:	Mack-Cali Realty Corporation,
its general partner

Dated: September 15, 2005	By:	/s/ ROGER W. THOMAS

Roger W. Thomas

Executive Vice President,

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Mack-Cali Realty Corporation dated September 15, 2005.
99.2	Mack-Cali Realty Corporation Corporate Governance Principles.